Exhibit 10.13

MANUFACTURING AGREEMENT

THIS AGREEMENT dated the 16th day of 2010.

BETWEEN:

SANOMEDICS DEVELOPMENT CORP.

(the "Seller")

 - and -

RYCOM ELECTRON TECHNOLOGY LIMITED

(the "Manufacturer")

 WHEREAS:

A.
The Manufacturer and the Seller are parties to a Distribution Agreement dated July 24, 2009 (the "Distribution Agreement") whereby the Manufacturer granted the exclusive right to the Seller to distribute products (RC003C, RC003T and RCOO4T collectively defined as the "Exclusive Products") within the territory of North America, Central America and South America.

B.
The Manufacturer is engaged in the business of manufacturing, packaging and selling, to customers various Products, including Products developed by the Seller for use in its field, and has developed or acquired in the course of its business valuable "Know-how" and other technical information relating to the Products and their including but not limited to and improvements to the Exclusive Products (including current devices RCOO3T, RCOMT, RCOO3C and all the new non contact infrared thermometers with USB and Bluetooth);

C.	The Seller is the sole owner of certain inventions, improvements, trademarks and "Know-how" including but not limited to certain enhancements and improvements to the Exclusive Products;
D.
The Manufacturer is presently engaged in the manufacture and packaging of other products in China and desires to obtain from the Seller, on the terms and conditions set forth, the right to manufacture the Products developed by the Seller and to use the Seller's "Know-how" solely in the manufacture of the Products for the Seller;

E.	The Seller is willing to grant such rights on the following terms and conditions.
 NOW THEREFORE the parties hereto agree as follows:

1.	Definitions
 For the purposes of this agreement:

(a)
"Know-how" shall mean secret processes, formulae, trade secrets, engineering, process and operating information, inventions, developments, enhancements, trademarks, improvements, patents, patent applications, technical data, temperature curve and other scientific and technical information relating to any process or method now owned or controlled by the Seller or its Affiliate relating in any way to any of the Products;

(b)	"Products" shall mean Non-Contact Infrared Thermometers,
2.	Disclosure of Know-how
(a)
Commencing 30 days after the execution of this agreement, the Seller will make full disclosure of its Know-how to such of the Manufacturer's technical personnel as the Manufacturer may designate, The Seller shall promptly inform the Manufacturer of any Know-how thereafter acquired by the Seller and shall fully disclose the same to the Manufacturer's technical personnel. The Manufacturer's personnel shall be entitled to make and retain such notes and memoranda and such copies of papers relating to the Seller's Know-how as may be appropriate to enable the Manufacturer to utilize such Know-how,

(b)
The Seller also agrees, when requested by the Manufacturer, to instruct the Manufacturer's personnel in the technique of the Seller's processes or methods of application of the manufacture of the Products,

(c)	All disclosure and instruction shall be made or given by the Seller without cost to the Manufacturer,
(d)
All disclosures of the Seller's Know-how shall be deemed to have been made in confidence and shall be held confidential by the Manufacturer and shall not be disclosed to others or used for the benefit of others or in other products, This obligation of non-disclosure shall not apply to information which at the time of the Seller's disclosure is freely available to the public, and shall remain in force and effect for the term of this agreement and for a period of 5 years thereafter.

3.	Grant of Rights
(a)
The Seller hereby grants to the Manufacturer the right to manufacture and package the Seller's Products solely for the Seller at its direction and to use the Seller's Know-how in the manufacture of the Products at the direction of the Seller, subject to the terms of this Agreement

(b)
The Manufacturer hereby grants to the Seller: (i) the exclusive, perpetual royalty-free right to use, manufacture, market, distribute, have made, sublicense and modify any improvements or technical developments of the Products which are discovered or developed by the Manufacturer; and (ii) the exclusive, perpetual royalty-free right to use, manufacture, market, have made, distribute, sublicense and modify the Exclusive Products.

4.	Further Agreements Between Seller and Manufacturer
(a)	The Manufacturer agrees to use its best efforts all due diligence to manufacture the Products in compliance with any and all applicable regulations, laws and standards.
(b)
The Manufacturer agrees that, from the date of execution of this Agreement until its termination, the Manufacturer will not, without the prior written consent of the Seller, sell or distribute the Products or any variations with Seller "Know-How".

c)
The Manufacturer further agrees that the Seller's trademark(s) and patent numbers shall appear in some way on the Product, the enclosure and/or cover of any Product which the Manufacturer manufactures for seller.

5.	Payment by Seller

(a)
The Seller agrees to pay to the Manufacturer $[REDACTED] for ST-1HB (Blister PKG/No Talking), $[REDACTED]for ST-1HT (Blister PKG/Talking), $[REDACTED]for ST-1HP (Pro Base Unit) U.S. dollars product manufactured. Payment by Seller will made as agreed within terms of each individual purchase order discussed with Manufacturer. ST-1HB and ST-1HT price is subject to confirmation by Manufacturer.*

6.	Scope of Work
(a)
When authorized by the Seller, the Manufacturer shall, as independent contractor, perform the work described in the statement of work provided by the Seller and within the requirements as detailed in the statement of work and in accordance with the terms and conditions of this Agreement. The Seller will authorize the Manufacturer to perform the work by issuing a purchase order(s). Execution of this Agreement is not a guarantee that any work will be ordered by the Seller.

(b)	The Manufacturer has the right to enter into other agreements in connection with the performance of the work subject always to the terms of this Agreement.
(c)
All agreements in connection with the work entered into by the Manufacturer with subcontractors shall include the terms and conditions of this Agreement which govern the Manufacturer. No provision of such agreement shall be construed as an agreement between the Seller and the subcontractors. The Manufacturer shall be responsible for the acts or neglect of any of its subcontractors.

7.	Supply of Material and Equipment
(a)
The Manufacturer shall supply all materials and equipment required to manufacture the Products, in compliance with the guidelines established by the Seller. Prior to manufacturing any Products, the Seller shall give all necessary notices, obtain all necessary pemlits and licenses and pay all the fees related to the performance of the work. Furthermore, the Manufacturer shall provide to the that the work conforms to the laws and regulations of all authorities having jurisdiction.

(b)
All patents, design rights, copyrights and other intellectual property rights relating to special tooling and which are not proprietary to the Seller's manufacturing process or the Know How shall be the property of the Manufacturer. The Seller agrees that any modifications to the design of the special tooling and any drawings based thereon or incorporating any designs or information provided by the Manufacturer shall be the property of and vest in the Manufacturer.

8.	Quality
(a)
The Manufacturer shall provide the Seller with a quality assurance plan that is subject to review and agreement by the Seller. The Manufacturer will adhere to the quality assurance plan, under necessary situations Seller will notify Manufacturer in writing the quality assurance plan and send to seller after Manufacturer has signed and as accepted and agreed to by both parties.

(b)	It is agreed that at all times and in all respects the Manufacturer will manufacture and package the Products in and to conditions which meet the specifications supplied by the Seller.
(c)
It is an express condition of this Agreement that at all times during the period of this Agreement the Manufacturer shall ensure that the Products shall satisfactorily meet the requirements for good manufacturing practice.

(d)
In the event that the Seller and Manufacturer do not agree on whether the Products meet the specifications established by the Seller, the matter shall be submitted for review to an independent testing laboratory mutually acceptable to the Manufacturer and Seller. The determination of such independent test laboratory shall be binding on both parties. The cost of the independent testing laboratory shall be borne by the party whose testing results were in error.

* Redacted pursuant to a request for confidential treatment. The redacted information has been filed separately with the Commission.

(e)
The Manufacturer warrants to the Seller that all Products delivered hereunder shall comply with the specifications agreed to between the parties from time to time. If any of the Products is found not to comply with the specifications, the Seller shall have the right to demand prompt replacement thereof by the Manufacturer of the quality specified and to return the defective quantity to the Manufacturer at the Manufacturer's expense provided that notice of the Seller's intention to return such quantity is given by the Seller to the Manufacturer within 45 days of receipt of such quantity and that such quantity is actually returned with 30 days of the giving of such notice.

(f)
The Manufacturer shall permit the Seller's representatives to observe the Manufacturer's quality control procedures upon reasonable notice and reserves the right to inspect finished goods prior to shipment in order to verify that such Products when shipped conform with the Product specifications, as established by the Seller. In addition, the Manufacturer shall provide on request written descriptions of acceptance, test procedures, methods of calibration together with any standards employed and any relevant test results. Should experience in the field after delivery or auditing of the Seller's and/or the Manufacturer's inventory demonstrate an unsatisfactory level of Product quality, reliability or performance or if the Product or parts are found not to comply with safety, environmental or other governmental requirements, the Seller shall have the right to withhold acceptance and/or stop shipment of such Products until appropriate corrective action is taken by the Manufacturer and demonstrated to the reasonable satisfaction of the Seller.

(g)
a retrofit of existing units of the Product (for which customers do not pay) is reasonably necessary or appropriate to remedy significant performance or reliability deficiencies, such parts and related documents shall be provided, free of change, to the Seller or the Seller's customers.

9.	Inspection of Goods
The Seller may inspect the Products within a reasonable time after delivery. The Manufacturer shall be responsible for related charges paid by the Manufacturer for the delivery to the Seller of the Products found by the Seller to be non-conforming. The may return such Products to the at Manufacturer's reasonable risk and expense. Payment shall not constitute an acceptance of the Products nor impair the Seller's right to inspect or any of its other remedies.

10.	Rejection
(a)
Manufacturer shall be responsible for ensuring that the Products are manufactured in compliance with the specifications prior to delivery to the Seller. The Seller shall have the right to inspect the Products at Manufacturer's place of business at all reasonable times and to reject any part thereof that does not comply with the terms of this Agreement. Any inspection, checking, approval or acceptance given on behalf of the Seller shall not relieve the Manufacturer from any obligations or liabilities set forth in this Agreement.

(b)
In the case of any Product delivered by the Manufacturer not conforming with this Agreement, whether by reason of being of a quality or a quantity not stipulated or being unfit for the purpose for which the Product is required, which purpose has been made known to the Manufacturer, or non-compliance with the description or specification or sample, the Seller shall have the right to reject such Product at any time and, at the Seller's sole option, return such rejected Product to the Manufacturer or destroy such rejected Product at the Manufacturer's cost and expense.

12.	Forecasts
(a)	The Seller shall, on a quarterly basis, provide to the Manufacturer forecasts covering a one-year period and containing the following:
(i)	available purchase orders for quantities of the Products for delivery within the fIrst quarter;
(ii)	forecasts of its requirements for quantities of the Product in each of the next three quarters.

(b)	It is understood and agreed that these forecasts shall be non-binding best estimates and that all forecasts may be amended by the Seller from time to time.
(c)
Purchase orders for the Products shall be given by the Seller to the Manufacturer at the Manufacturer's head office address or at such other address as the Manufacturer may subsequently provide in writing to the Seller. The Seller will not be liable in respect of any purchase order(s) or delivery instructions other than those issued or confirmed on its official, duly signed purchase order

(d)
The Manufacturer shall not vary any Product except as directed in writing by the Seller. Terms and conditions specified on the purchase order may not be varied except upon the written authorization of the Seller's President or his nominee.

(e)
The Seller reserves the right by notice in writing at least 90 days prior to delivery to modify the quality or quantity of the Product and any alteration to the price arising by reason of such modification shall be the subject of mutual agreement between the parties.

(f)
Where the Seller exercises its right pursuant to paragraph 12(e) to modify the quality of the Product, the Seller will pay to the Manufacturer a fair and reasonable price for all work in progress at the time of the notice of modification providing all work is delivered to the Seller.

13.	Cancellation
 Any purchase order may be cancelled at any time by the Seller giving notice in writing. A fair and reasonable price will be paid for all work in progress at the time of the cancellation, providing all such work is delivered to the Seller. The Seller's liability is strictly limited to work in progress and no further loss or liability will accrue.

14.	Allocations of Shortage
 In the event that an event of force majeure occurs or in the event that the Manufacturer is otherwise not able to provide Products or parts as required pursuant to this Agreement, the Manufacturer shall notify the Seller at the earliest possible time of the impending delay or shortage.

15.	Packaging
 The Manufacturer shall package the Products for the Seller in accordance with the specifications established by the Seller in writing from time to time.

16.	Delivery
 Delivery of the Products manufactured by the Manufacturer shall be made and risk of loss thereto shall pass to the Seller upon clearing Customs in China. The Products shall be shipped and delivered in strict accordance with the relevant Seller's purchase order.

17.	Review and Acceptance
 The Seller reserves the right to monitor the Manufacturer's performance and Manufacturer's compliance with the provisions of this Agreement through periodic reviews at the Manufacturer's place of business. The Seller's reviews shall be limited to technical performance and compliance with the provisi(ms of the agreement. Final evaluation of the Products shall begin upon delivery of the Products to the Seller. The Seller shall evaluate the Product and shall provide written notice of acceptance or rejection to the Manufacturer within 14 days after receipt by the Seller of all materials comprising the Products.

18.	Exclusivity of Supply
(a)
The Products are proprietary to the Seller. The Manufacturer agrees supply the Products exclusively to the Seller and its Affiliates and any third party for which the Seller has expressly authorized the Manufacturer in writing to supply the Products.

19.	Freedom of Action
This Agreement shall not be construed to limit the Seller's right to obtain services from other sources, to restrict the Seller from making, having made, using, leasing, licensing, selling or otherwise disposing of any Products whatsoever, and shall not be construed to limit either party's right to deal with any other vendors, suppliers, sellers or customers.

20.	Taxes

The Manufacturer is for any taxes levied in China on Products manufactured pursuant to this Agreement including, 'without limitation, sales and taxes, taxes based on gross revenues and taxes in lieu thereof.

21.	Access to Premises and Records

The Manufacturer grants to the Seller, its representatives and employees reasonable access to the Manufacturer's premises and its records for inspection and verification that the Manufacturer is complying with the terms of this Agreement.

22.	Intellectual Property

(a)
Nothing in this Agreement shall be construed as transferring to the Seller/Manufacturer any right, title or interest in or to any patent, trademark, copyright, design, proprietary information, drawing, process or Know-How with respect to the Products or otherwise (the "Intellectual Property") which is in the express property of Other Party or its affiliates.

(b)	The Manufacturer/Seller, on behalf of itself and its affiliates, shall retain all rights to its Intellectual Property relating to the Products or otherwise.

23.	Trademarks

The Manufacturer acknowledges that no right, interest, ownership or privilege of use of the Seller's trade name or trademarks is granted or conveyed to the Manufacturer by reason of the relationship established, provided, however, that the Seller authorizes and grants the Manufacturer the right and licence to use the Seller's trade name or trade marks on the Products or parts to be delivered to the Seller pursuant to this Agreement. The Manufacturer sha1l not the Seller's literature, manuals, brochures or other documents to promote the service or sale of the Products.

24.	Confidentiality

(a)
Each party agrees to keep confidential and not disclose, directly or indirectly, any information concerning the other party's business (except to the extent such information is available to £he general public) or any other information which the other party designates as confidential, except to the extent required by applicable law.

(b)
The Manufacturer agrees that it and its current and future employees shall not, either during the term of this Agreement or at any time thereafter, disclose the Know-how or any other information which is of a proprietary and confidential nature and is a trade secret of the Seller. The Manufacturer shall take such steps as are necessary to ensure that it and its current and future employees maintain the absolute confidentiality of all such information during the term of this Agreement and at all times after the termination or expiration hereof shall not disclose same or permit to be disclosed, or use or permit to be used, or otherwise obtain any benefit from all or any part of such information, except with the express prior written permission of the Seller. However, the foregoing shall not prevent disclosure by the Manufacturer of any information after it is available to the general public in a printed publication or of any information furnished to the Manufacturer by a third party who is not then in default of any obligation to the Seller regarding the confidentiality of such information.

25.	Workers' Compensation
 The Manufacturer will comply with the workers' compensation legislation of £he relevant jurisdictions whieh the services are performed. Evidence of compliance with the legislation shall be furnished to the Seller on request.

26.	Health and Safety
The manufacture of the Products shall meet the safety requirements of the applicable jurisdiction's health and safety act and no derogation is acceptable. The manufacture of the Products shall also comply with any statutory re-enactments or modifications thereof, relative to any state/provincial or federal legislation.

27.	Amendments

No amendment or modification of this Agreement shall be effective unless set forth in writing which refers to the particular provisions as amended or modified and executed by the authorized representatives of both parties. No waiver of any provision of this Agreement shall be effective unless it is set forth in writing and refers to the provisions so waived and the instrument containing such provision is executed by an authorized representative of the party waiving its rights.

28.	Assignment

(a)
Neither party shall assign any of its rights or obligations underthis without the prior written consent of the other party. Any permitted assignment will not relieve the assignor of its obligations hereunder arising before or after such assignment. The Manufacturer will not allow any Product., to be made elsewhere other than in the Manufacturer's own establishments as provided for in this Agreement.

(b)
This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and permitted assigns. All rights and obligations accruing hereunder to Both Parties are personal and shall not be assigned by either party, either in whole or in part, except "vith the prior written consent of the Parties which consent may be unreasonably withheld.

29.	Compliance With Law

Both Parties shall comply with all applicable legislation that governs the work to be performed under this Agreement.

30.	Conflicts in Documentation

This Agreement constitutes the entire understanding between the parties regarding the manufacture of the Products. In case of any conflict between this Agreement and any prior agreements including but not limited to Distribution Agreement or other documents on the same subject, the order of precedence shall be: (1) this Agreement; (2) the schedules; (3) purchase orders; and (4) other documents.

31.	Force Majeure
(a)
Either the Manufacturer or the Seller shall be released from its obligations hereunder to the extent that performance thereof is delayed, hindered or prevented by force majeure as defined below, provided that the party claiming hereunder shall notify the other with all possible speed specifying the cause and probable duration of the delay or nonperformance and shall minimize the effects of such delay or nonperformance.

(b)	Force majeure means any circumstances beyond the reasonable control of the affected party.
(c)
Without prejudice to the generality of the foregoing and without being thereby limited, force majeure includes anyone or more of the following: acts or of governments or public authorities; wars, revolution, riot or commotion; strikes, lockouts or other industrial action; failure of supplies of power or fuel; damage to the premises or active contamination, flood, natural disaster, malicious or negligent act or accident; and breakdown or failure of equipment whether of the affected party or others.

(d)
If a delivery by the Manufacturer is delayed or prevented for any reason beyond the reasonable control of the Manufacturer, the Seller reserves the right to defer the delivery date or cancel the delivery.

32.	Limitation of Liability/Indemnification
The its officers, directors, agents and servants and its Affiliates and their respective officers, directors, agents and servants shall not be liable to the Manufacturer nor to any other party for any losses or damages, including without limitation economic and consequential losses, or direct or indirect incidental, exemplary and punitive damages whether in contract, tort or otherwise or any other claims or expenses in any manner resulting, including without limitation liability, losses or damages directly or indirectly from, or connected with, the supply of manufacturing services whether or not supplied pursuant to this Agreement:, or from the discovery or elimination of any and all hazards, or from the failure to so discover or eliminate, or from the failure to provide manufacturing services or by reason of any action, omission, active negligence, passive negligence, including gross negligence or any error or omission in the manufacturing services or any use or application thereof, misstatement, imprudence, lack of skill or error of judgment of or by the Manufacturer or its officers, directors, agents and servants or its Affiliates and their respective officers, directors, agents and servants.

 The Manufacturer agrees to defend, indemnify and hold the Seller and its Affiliates, officers and directors, employees, agents, successors and assigns, harmless from and against any charges, suits, damages, costs, expenses (including reasonable fees), judgments, penalties, claims, liabilities or losses of any kind or nature whatsoever, which may be sustained or suffered by or secured against the Seller based upon or arising out of: product liability claims; contamination to the environment; any actual or alleged defect in the Products or their packaging, whether latent or patent, including failure of said Products or their packaging, distribution, promotion, sale or exploitation to meet any foreign, national, state or local laws or or any other actual or alleged unauthorized action of the Manufacturer whether said demands, claims, liability, loss, damage, costs and expense is sustained by the Manufacturer or the Seller, or any third party, provided, however, that such alleged claims are attributable to an error, omission, act, failure or regulatory non-compliance, or breach of any of the terms, conditions, representations or warranties in this Agreement, by the Manufacturer in the manufacturing, labeling or packaging of the Products. In the event of any claim arising under this warranty and indemnity, prompt notice of such claim shall be given to the Manufacturer which shall have the right to conduct and control the defense in respect thereto, but the Seller may have counsel present at its own expense and shall be entitled to participate in the defense of any such claim. The Seller shall cooperate with the Manufacturer in such defense as requested by the Manufacturer, at the expense of the Manufacturer. No settlement of any such matter where the Seller a party to the claim or defendant, shall be made without the written approval of the Seller. The provisions of this Section 32 shall survive the termination of this Agreement.

33.	No Commitment
 This Agreement is not to be construed a commitment or obligation, express or implied, on the part of the Seller that the Seller purchase any services provided for under this Agreement. The Seller's purchase orders, when issued to the Manufacturer, shall be the only document which shall be construed as a commitment and obligation on the Seller's part to purchase services hereunder, and only to the extent and subject to the terms and conditions set forth in this Agreement and such issued purchase orders.

34.	Publicity
 The Manufacturer shall not, without first obtaining the Seller's consent in writing, advertise or otherwise disclose the fact that the Manufacturer has furnished or agreed to furnish goods or services to the Seller under this Agreement.

35.	Liquidated Damages for Late Delivery
 For the first 3 calendar days beyond the agreed upon delivery date, the manufacturer will pay to the seller as liquidated damages the sum of 0.3%/per day of purchase order total (not to include taxes, freight and shipping costs). After the first 3 calendar days liquidated damages shall increase to the sum of O.5%/per day of the purchase order total (not to include taxes, freight and shipping costs). If the Seller does not pay in accordance to the purchase order terms, Manufacturer will not incur any late fees. Seller agrees to the same penalty terms as manufacturer regarding late payment subject to the terms in Purchase Order.

36.	Remedies
 Except as otherwise provided in this Agreement, all of the parties' rights and remedies herein or otherwise shall be cumulative and none of them shall be in limitation of any other right or remedy in law and/or equity.

37.	Termination
(a)
This Agreement shall be for a period of three years from the commencement date and, subject to paragraphs 38(b) and (c) shall thereafter renewed on an annual basis unless terminated by either party giving to the other not less than 3 months' notice of termination.

 (i) if the other party shall commit a material breach of any of its obligations on its part to be performed or observed herein and fails:

A.	where a remedy is possible within 30 days, to remedy the breach within 30 days of being required by the first party so to do; or
B.
where a remedy is not reasonably possible within 30 days, to propose a plan within 7 days which is reasonably capable of providing a remedy and fails to diligently and continuously execute the plan to remedy the breach;

 (ii) if the other party shall become insolvent or make any arrangements with its creditors generally or if has a receiver or manager or administrator appointed to the whole or part of its assets or if an order shall be made or resolution passed for its winding up (other than for the purpose of a bona fide scheme for solvent amalgamation or reconstruction); or

 (iii) if the other party is prevented by reason of any circumstance referred to in section 38 of this Agreement from performing any of its obligations hereunder for a continuous period of six months.

(c)
Either Party shall have the right to immediately terminate this Agreement at any time by notice in writing to the Other Party if there is a change in the ownership or control, directly or indirectly, of more than 50% of the voting shares of Either Party or any other change which alters the effective control of and which results in Either Party having a conflict of interest with the new controlling party.

(d)	Termination of this Agreement shall be without prejudice to any right" of either party against the other which may have accrued up to the date of termination.
38.	Warranties Manufacturer
The Manufacturer represents and warrants to the Seller as follows:

(a)	The Products delivered to the Seller under this Agreement shall, at time of delivery:
	(i)	be guaranteed to meet the specifications for the Products established by the Seller and any applicable laws, regulations or standards;
	(ii)	be in good, usable and merchantable condition and fit for their intended purpose.
(b)
The Manufacturer is a corporation duly organized and validly existing and in good standing under the laws of China. The Manufacturer has the corporate power and authority and all licenses and permits required by governmental authority to own and operate its carryon its business as now being conducted and fulfill, satisfy and perform the obligations and responsibilities of the Manufacturer set forth herein.

(c)
The Manufacturer has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and £he transactions contemplated and the execution and the delivery of this Agreement has been duly authorized by the Manufacturer. The execution, delivery and performance of this Agreement and the consummation of the transaction contemplated hereby do not and will not violate or conflict with any provision of the Manufacturer's articles of incorporation or by-laws or any agreement, instrument, law or regulation to which the Manufacturer is a party or by which the Manufacturer is bound. No other approval or authorization of this Agreement or the acts or transactions contemplated hereby is required by law or otherwise in order to make this Agreement binding upon the Manufacturer. This Agreement and all other instruments required hereby to be executed and delivered to the Seller by the Manufacturer are, or when delivered will be, legal, valid and binding instruments of the Manufacturer.

(d)	During the one hundred and (120) days preceding the date hereof there has not been:
	(i)	any change in the Manufacturer's financial condition, assets, liabilities or business, other than changes in the ordinary courses of business, none of which has been materially adverse;
	(ii)	any damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting the property or business of the Manufacturer;
	(iii)	any labor trouble, any event or condition of any character, materially and adversely affecting the property or business of the Manufacturer; or
	(iv)	any sale or transfer of any of the Manufacturer's assets except in the ordinary course of business.
(e)
To the best of the Manufacturer's knowledge, there is no action, suit, litigation or proceeding pending or, to the knowledge of the Manufacturer, threatened against or relating to the Manufacturer's properties or business which may materially affect the Manufacturer or its operations or its obligations under this Agreement.

39.	General

Notwithstanding the termination of this Agreement for any cause, the obligations of the Parties as to confidentiality and non-disclosure set forth in this Agreement shall survive any such termination and shall remain in full force and effect for a period of 10 years.

40.	Notices

 All notices under this Agreement shall be in writing and shall be deemed to be effectively given when sent by registered mail or fax to the Manufacturer at its registered office and to the Seller at its registered office or such other address as the parties may designate in writing.

41.	Governing Law and Arbitration

This Agreement shall be construed and interpreted in accordance with the laws of the People's Republic of China. Any dispute arising from, out of or in connection with this Agreement shall be resolved through negotiation or mediation. In case negotiation or mediation fails, the dispute shall be submitted the China International Economic and Trade Arbitration Commission ("CIETAC") in Shanghai for arbitration in accordance with CIETAC's arbitration rules in effect a the time the application for arbitration is submitted. The arbitral award will be final and binding upon the parties. The respective costs of arbitration shall be borne by each party, unless otherwise determined by the arbitration award. When any dispute occurs and when any dispute is under arbitration, except for the matters under dispute, the parties shall continue to fulfill their respective obligations (and shall be entitled to exercise their rights) under this Agreement.

42.	Non-Waiver

No waiver by any party of any term of the agreement, in whole or in part, shall operate as a waiver of any other term of this Agreement.

43.	Enurement

This Agreement shall be binding upon and shall enure to the benefit of each of the parties hereto and their respective administrators, trustees, receivers, successors and assigns.

44.	Counterpart Execution

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

45.	Severability

In the event any one or more of the provisions of thus Agreement, Appendices or Exhibits are unenforceable, it will be stricken from this Agreement, but the remainder of the Agreement, Appendices and Exhibits will be unimpaired.

46.	Language

In the event there is a discrepancy between the Chinese and English versions of this agreement, the English version prevail.

 IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.

SELLER	MANUFACTURER

Signature: /s/ Abhishek Shrivastava	Signature: /s/ Ken Guo
Printed Name: Abhishek Shrivastava	Printed Name: Ken Guo
Title: President	Title: Owner/CEO